EX-3







SECRETARY OF STATE
THE GREAT SEAL OF THE STATE OF NEVADA

                      CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada
Secretary of State, do hereby certify that PHS, INC. did on JUNE 13, 2000, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Las Vegas, Nevada, on JUNE 13, 2000.

/s/ Dean Heller
Secretary of State
By
/s/ Laurie M Burgess
Certification Clerk








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Filed # C16365-00
JUN 13 2000
IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

           ARTICLES OF INCORPORATION OF PHS, INC.

The undersigned natural person acting as incorporator of a corporation (the "Corporation") under the provisions of Chapter 78 of the Nevada Revised Statutes, adopts the following Articles of Incorporation.

ARTICLE 1

NAME

The name of the Corporation is PHS, INC.

ARTICLE 2

INITIAL RESIDENT AGENT AND REGISTERED OFFICE

The name of the initial resident agent of the Corporation, a corporate resident of the State of Nevada, whose business address is 1700 Bank of America Plaza, 300 South Fourth Street, Las Vegas, Clark County, Nevada 89 101 is Harold P. Gewerter, Esq.

ARTICLE 3 AUTHORIZED SHARES

Section 3.01. Authorized Shares. The aggregate number of shares that the Corporation shall have authority to issue is 20,000,000 shares of Common Stock with a par value of $.001, and 5,000,000 shares of Preferred Stock with a par value of $.001 per share.
Section 3.02. Rights and Restrictions of Preferred Stock. The Preferred Stock may be made subject to redemption at such time or times and at such price or prices, and may be issued in such series, with full or limited voting powers, or without voting powers and with such designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors.

Without limiting the foregoing:

(a) The holders of Preferred Stock or any class or series thereof shall be entitled to receive dividends at such rates, on such conditions and at such times as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors, payable in preference to, or in such relation to, the dividends payable on any other class or classes of stock, and cumulative or noncumulative as shall be so expressed.

(b) The holders of the Preferred Stock or any class or series thereof shall be entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the corporation as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors.

(c) Any Preferred Stock or any class or series thereof, if there are other classes or series, may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation at such price or prices or at such rates of exchange and with such adjustments as shall be stated and expressed in the resolution or resolutions providing for the issue of such stocks adopted by the Board of Directors.

Section 3.03. Assessment of Shares. The capital stock of the Corporation, after the amount of subscription price has been paid, shall not be subject to pay the debts of the Corporation, and no capital stock issued as fully paid up shall ever be assessable or assessed.

ARTICLE 4

DATA RESPECTING DIRECTORS

Section 4.01. Initial Board of Directors. The initial Board of Directors shall consist of two (2) members.

Section 4.02. Names and Addresses. The names and addresses of the persons who are to serve as Directors until the first annual meeting of the stockholders, or until their successors shall have been elected and qualified, are as follows:

Name Address
Steven D. Molasky 3111 S. Maryland Parkway Las Vegas, Nevada
89109
Vince Hesser 1095 E. Twain, 2nd Floor Las Vegas, Nevada
89109

Section 4.03. Increase or Decrease of Directors. The number of Directors of the Corporation may be increased or decreased from time to time as shall be provided in the Bylaws of the Corporation.

ARTICLE 5

LIABILITY OF DIRECTORS AND OFFICERS

No director or officer shall have any personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this
Article 5 shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distributions in violation of Section
78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE 6

ELECTION NOT TO BE GOVERNED BY CORPORATE COMBINATIONS ACT

The Corporation hereby elects not to be governed by Sections
78.411 to 78.444, inclusive, of the Nevada Revised Statutes.

ARTICLE 7

DATA RESPECTING INCORPORATORS

The name and address of the incorporator of the Corporation is as follows:
Name Address
Elaine Shaddock 300 South Fourth Street, #1700 Las Vegas,
Nevada 89101

EXECUTED this 13th day of June, 2000.

/s/ Elaine Shaddock
Elaine Shaddock










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Filed # C16365-00
NOV 27 2000
IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

 AMENDED AND RESTATED ARTICLES OF INCORPORATION OF PHS, INC.

The undersigned, being the President and Secretary of PHS, INC., a Nevada corporation (the "Corporation") under the provisions of Chapter 78 of the Nevada Revised Statutes, do hereby certify that these are the Amended and Restated
Articles of Incorporation of the Corporation as amended through and including the date of this certificate:

ARTICLE 1

NAME The name of the Corporation is PHS, INC.

ARTICLE 2 AUTHORIZED SHARES

The aggregate number of shares that the Corporation shall have the authority to issue is 20,000,000 shares of stock with a par value of $.001 per share.

ARTICLE 3

DATA RESPECTING DIRECTORS

Section 3.01. Initial Board of Directors. The initial Board of Directors shall consist of two (2) members.

Section 3.02. Increase or Decrease of Directors. The number of Directors of the Corporation may be increased or decreased from time to time as shall be provided in the Bylaws of the Corporation.

ARTICLE 3

LIABILITY OF DIRECTORS AND OFFICERS

No director or officer shall have any personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this
Article 5 shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distributions in violation of Section
78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE 4

ELECTION NOT TO BE GOVERNED BY CORPORATE COMBINATIONS ACT

The Corporation hereby elects not to be governed by Sections
78.411 to 78.444, inclusive, of the Nevada Revised Statutes.

The undersigned, being first duly sworn, affirm, depose and say that:

1. That on November 21, 2000, the Board to Directors of the
Corporation, by unanimous consent, vote taken, adopted and consented to the adoption of resolutions setting forth the proposed amendments to the Articles of Incorporation of the Corporation, as set forth, declaring the advisability thereof, and calling a meeting of the stockholders for the purpose of considering and voting upon the proposed amendments.

2. That on November 21, 2000, all the voting stockholders of the Corporation, unanimously approved by written consent with notice, pursuant to Nevada Revised Statutes Section
78.320, the resolutions setting forth the proposed amendments to the Articles of Incorporation of the Corporation, as set forth.

3. This certificate correctly sets forth the text of the Amended and Restated Articles of Incorporation of the Corporation as amended to date hereof.

EXECUTED this 21st of November, 2000.

/s/ Vince Hesser
Vince Hesser, President

/s/ Steven Molasky
Steven D. Molasky, Secretary










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Filed # C16365-00
NOV 07 2001
IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF
PHS, INC.

The undersigned, being the President and Secretary of PHS, INC., a Nevada corporation (the "Corporation"), do hereby certify as follows:

1. That on October 30, 2001, the Board of Directors of the
Corporation, by unanimous consent, vote taken, adopted and consented to the adoption of resolutions setting forth the proposed amendment to the Articles of Incorporation of the Corporation, as hereinafter set forth, declaring the advisability thereof, and calling a meeting of the stockholders for the purpose of considering and voting upon the proposed amendment.

2. Said resolution called for the following amendment to said Articles of Incorporation:

ARTICLE 1 thereof is amended to read in its entirety:

ARTICLE 1

NAME

The name of the Corporation is COPYRIGHT MEDIA CORPORATION
OF NEVADA.

3. That on October 30, 2001, the stockholders of the Corporation, by unanimous written consent given pursuant to
Section 78.320 of the Nevada Revised Statutes, adopted and consented to the adoption of a resolution setting forth the proposed amendment to the Articles of Incorporation as hereinabove set forth.

4. That the Articles of Incorporation of the Corporation, are hereby amended as set forth above and the undersigned make this certificate pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes.
Dated this 30th day of October, 2001.

/s/ Vince Hesser
Vince Hesser, President

/s/ Steven Molasky
Steven D. Molasky, Secretary















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                 CODE OF BYLAWS OF PHS, INC.

ARTICLE I

IDENTIFICATION

Section 1.01. Name. The name of the corporation is PHS, INC.

Section 1.02. Registered Office and Resident Agent. The address of the registered office of the corporation is 1700
Bank of America Plaza, 300 South Fourth Street, Las Vegas,
Nevada 89101; and the name of the resident agent at this address is LIONEL SAWYER & COLLINS, LTD.

Section 1.03. Fiscal Year. The fiscal year of the corporation shall begin on the 1st day of January in each year and end on the 31st day of December next following.
ARTICLE II

STOCK

Section 2.01. Issuance of Shares. Shares of stock may be issued for labor, services, personal property, real estate or leases thereof or for money from time to time by the Board of Directors. Treasury shares may be disposed of by the corporation for such consideration as aforesaid from time to time by the Board of Directors.

Section 2.02. Payment of Shares. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, as aforesaid, or in labor or services actually performed for the corporation. When payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed to be fully paid and nonassessable. Future services shall not constitute payment or part payment for shares of the corporation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive. No certificate shall be issued for any share until the share is fully paid.

Section 2.03. Certificates Representing Shares. Each holder of the shares of stock of the corporation shall be entitled to a certificate signed by the President or a Vice President and the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation.

Section 2.04. Transfer of Stock. The corporation shall register a transfer of a stock certificate presented to it for transfer if:

(a) Endorsement. The certificate is properly endorsed by the registered holder or by his duly authorized attorney;

(b) Witnessing. The endorsement or endorsements are witnessed by one witness unless this requirement is waived by the Secretary of the corporation;
(c) Adverse Claims. The corporation has no notice of any adverse claims or has discharged any duty to inquire into any such claims;

(d) Collection of Taxes. There has been compliance with any applicable law relating to the collection of taxes.

ARTICLE III

THE STOCKHOLDERS

Section 3.01. Place of Meetings. Meetings of the stockholders of the corporation shall be held at the office of Messrs. Lionel Sawyer & Collins, Ltd., legal counsel to the corporation, 1700 Bank of America Plaza, 300 South
Fourth Street, Las Vegas, Nevada, 89101, or at any other place within or without the State of Nevada as may be designated in the notice thereof.

Section 3.02. Annual Meetings. Unless the stockholders shall have executed and delivered a written consent electing at least one-fourth of the directors annually, the annual meeting of the stockholders shall be held each year at the principal office of the corporation at the hour of 10:00 o'clock A.M. on the anniversary date of the incorporation of this corporation, if this day shall fall on a normal business day, and if not, then on the first following normal business day. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the corporation.

Section 3.03. Special Meetings. Special meetings of the stockholders may be called by the President, the Board of Directors, or by the Secretary at the written request (stating the purpose or purposes for which the meeting is called) of the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

Section 3.04. Notice of Meetings, Waiver. Written notice stating the place, day, and hour of the meeting and, in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each registered holder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the registered holder at his address as it appears on the stock transfer books of the corporation, with postage on it prepaid. Waiver by a stockholder in writing of notice of a stockholders' meeting shall constitute a waiver of notice of the meeting, whether executed and/or delivered before or after such meeting.

Section 3.05. Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders. The stockholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The act of a majority of the shares entitled to vote at a meeting at which a quorum is present shall be the act of the stockholders, unless a greater number is required by applicable law.

Section 3.06. Proxies. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact No proxy shall be valid after six months from the date of its creation, unless the stockholder provides for a longer period, not exceeding seven years in the proxy.

Section 3.07. Action Without A Meeting. Any action that may be taken at a meeting of the stockholders, or of a committee, may be taken without a meeting if a consent in writing, setting forth the actions taken, shall be signed by the stockholders, or the members of the committee, holding at least a majority of the voting power, unless a greater proportion of voting power is required for such an action at a meeting, as the case may be.

ARTICLE IV

THE BOARD OF DIRECTORS

Section 4.01. Number and Qualifications. The business and affairs of the corporation shall be managed by a Board of two (2) Directors. The number of directors may from time to time be increased or decreased to not less than one (1) nor more than fifteen (15) by the stockholders, or Board of Directors.

Section 4.02. Election. Members of the initial Board of
Directors shall hold office until the first annual meeting of stockholders and until their successors shall have been elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall be elected and qualified or until his earlier resignation or removal. Notwithstanding anything herein to the contrary, any director may be removed from office at any time by the vote or written consent of stockholders representing not less than two-thirds of the issued and outstanding stock entitled to vote.

Section 4.03. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, subject to removal as aforesaid.

Section 4.04. Place of Meeting. The Board of Directors meetings, annual, regular or special, may be held either within or without the State of Nevada.

Section 4.05. Annual Meetings. Immediately after the annual meeting of the stockholders, the Board of Directors may meet each year for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary.

Section 4.06. Other Meetings. Other meetings of the Board of Directors may be held upon notice by letter, facsimile, cable, or electronic mail, delivered for transmission not later than during the third day immediately preceding the day for the meeting, or by word of mouth, telephone, or radiophone received not later than during the second day preceding the day for the meeting, upon the call, of the President or Secretary of the corporation at any place within or without the State of Nevada. Notice of any meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to the notice, whether before or after the time of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

Section 4.07. Quorum. A majority of the number of directors holding office shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum has been achieved shall be the act of the Board of Directors unless the act of a greater number is required by applicable law.

Section 4.08. Action Without A Meeting. Any action that may be taken at a meeting of the directors, or of a committee, may be taken without a meeting if a consent in writing, setting forth the actions taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be.

Section 4.09. Loans. The Board of Directors shall have the following power with respect to the lending of funds:

(a) Loan of Funds, Generally. To lend money in furtherance of any of the purposes of the corporation; to invest the funds of the corporation from time to time; and to take and hold any property as security for the payment of funds so loaned or invested.

(b) Loan to Employees. To lend money to its employees, other than its officers and directors, and to otherwise assist its employees, officers, and directors.

ARTICLE V

THE OFFICERS

Section 5.01. Officers. The officers of the corporation shall consist of a President, Secretary and Treasurer, and may also include a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, or such other officers or assistant officers or agents as may be provided herein, or otherwise deemed necessary, from time to time by the Board of Directors. Officers need not be directors of the corporation. Each officer so elected shall hold office until his successor is elected and qualified, but shall be subject to removal at any time by the vote or written consent of a majority of the directors. Any officer may resign at any time upon written notice to the Secretary of the corporation.

Section 5.02. Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is elected and qualified, subject to removal as aforesaid.

Section 5.03. The Chairman of the Board of Directors. The
Chairman of the Board of Directors shall preside at all meetings of the directors, discharge all duties incumbent upon the presiding officer and perform such other duties as the Board of Directors may prescribe.

Section 5.04. The President. The President shall have active executive management of the operations of tie corporation, subject, however, to the control of the Board of Directors. He shall preside at all meetings of stockholders, discharge all the duties incumbent upon a presiding officer, and perform such other duties as this Code of Bylaws provides or the Board of Directors may prescribe. The President shall have full authority to execute proxies in behalf of the corporation, to vote stock owned by it in any other corporation, and to execute powers of attorney appointing other corporations, partnerships, or individuals the agent of the corporation.

Section 5.05. The Vice President. The Vice President shall perform all duties incumbent upon the President during the absence or disability of the President, and shall perform such other duties as this Code of Bylaws may provide or the Board of Directors may prescribe.

Section 5.06. The Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors, and shall keep a true and complete record of the proceedings of these meetings. He shall be custodian of the records of the corporation. He shall attend to the giving of all notices and shall perform such other duties as this Code of Bylaws may provide or the Board of Directors may prescribe.

Section 5.07. The Treasurer. The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the corporation. He shall be the legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into the possession of the corporation. He shall immediately deposit all funds of the corporation coming into his hands in some reliable bank or other depositary to be designated by the Board of Directors, and shall keep this bank account in the name of the corporation. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the corporation, and shall perform such other duties as this Code of Bylaws may provide or the Board of Directors may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.

Section 5.08. Transfer of Authority. In case of the absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any director or employee of the corporation, provided a majority of the full Board of Directors concurs.

ARTICLE VI

NEGOTIABLE INSTRUMENTS, DEEDS, AND CONTRACTS

All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the corporation; all deeds, mortgages, and other written contracts and agreements to which the corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds, or other securities owned by the corporation shall, unless otherwise required by law, or otherwise authorized by the Board of Directors as hereinafter set forth, be signed by the President or by anyone of the following officers: Vice President, Secretary, or Treasurer. The Board of Directors may designate one or more persons, officers or employees of the corporation, who may, in the name of the corporation and in lieu of, or in addition to, those persons hereinabove named, sign such instruments; and may authorize the use of facsimile signatures of any of such persons. Any shares of stock issued by any other corporation and owned or controlled by the corporation may be voted at any stockholders' meeting of the other corporation by the President of the corporation, if he be present: or, in his absence, by the Secretary of the corporation and, in the event both the President and Secretary shall be absent, then by such person as the President of the corporation shall, by duly executed proxy designate to represent to the corporation at such stockholder's meeting.

ARTICLE VII

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND
AGENTS: INSURANCE

Section 7.01. Indemnity for Claims Not in Name of Corporation. The corporation must indemnify, to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he, acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and hi a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 7.02. Indemnity for Claims in Name of Corporation. The corporation must indemnify,, to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 7.03. Success on Merits. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 7.01 and 7.02, or in defense of any claim, issue or matter therein, he shall be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

Section 7.04. Determination of Standard of Conduct. Any indemnification under sections 7.01 and 7.02, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in sections 7.01 and 7.02 Such determination shall be made:

(a) By the stockholders;

(b) By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to such act, suit or proceeding;

(c) If such a quorum of disinterested directors so orders, by independent legal counsel in a written opinion; or

(d) If such a quorum of disinterested directors cannot be obtained, by independent legal counsel in a written opinion.

Section 7.05. Expenses. Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this section.

Section 7.06. Other Sources of Indemnity. The indemnification provided by this section:

(a) Does not exclude any other rights to which a person seeking indemnification may be entitled under any article of incorporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; and

(b) Shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.07. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation. or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

ARTICLE VIII

AMENDMENTS

Section 8.01. The power to alter, amend, or repeal this Code of Bylaws, or adopt a new Code of Bylaws, is vested in the Board of Directors, but the affirmative vote of a majority of the Board of Directors holding office shall be necessary to effect any such action.

I hereby certify that the foregoing Bylaws are a true and correct copy of the Bylaws of PHS, Inc. as adopted on the day of June, 2000.

/s/ Steven Molasky
Steven D. Molasky, Secretary